EXHIBIT 99.1

PCTEL Reports Fourth Quarter and Full Year Financial Results

BLOOMINGDALE, Illinois – March 5, 2020 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the fourth quarter ended December 31, 2019.

Highlights

•

Revenue of $22.9 million in the quarter and $90.6 million for the year, 8% higher in the quarter and 9% higher for the year compared to 2018.  For the fourth quarter, revenue was higher by 55% for the test and measurement product line and lower by 7% for the antenna product line compared to 2018.  For the year, revenue was higher by 68% for the test and measurement product line and lower by 5% for the antenna product line.

•

Gross profit margin of 50.3% in the quarter and 45.8% for the year, up 9.4% in the quarter and 8.3% for the year compared to the gross profit margin in 2018. The increase in the both the fourth quarter and the year is a result of higher revenues for test and measurement products and a favorable mix within antenna products.

•

GAAP net income per share of $0.10 in the quarter and $0.21 for the year compared to a GAAP loss of $0.53 per share in the quarter and a GAAP loss of $0.75 for the year in 2018.  The 2019 GAAP results include a restructuring charge of approximately $0.01 per share in the quarter and $0.03 per share for the year related to the transition plan for China manufacturing.  In 2018, approximately $0.51 per share of the GAAP net loss in the quarter and $0.54 of the GAAP net loss for the year were attributable to non-cash income tax expense related to the Company’s valuation allowance for deferred tax assets.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to measure its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per diluted share of $0.16 in the quarter and $0.47 for the year compared to Non-GAAP net income per diluted share of $0.03 in the quarter and negative $0.04 for the year in 2018.

•	Adjusted EBITDA as a percent of revenue of 16.3% in the quarter and 12.4% for the year compared to 5.8% in the quarter and 1.8% for the year in 2018.

•	$39.7 million of cash and short-term investments and no debt at December 31, 2019 compared to $35.2 million and no debt at December 31, 2018.

“We are pleased with our performance in 2019 and year over year growth driven mainly by the success of our 5G testing solutions,” said David Neumann, PCTEL’s CEO.  “Antennas and radio solutions in our intelligent transportation and industrial IoT market segments are expected to drive growth over the long term as customers demand ultra-reliable connectivity for their IoT business critical systems.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (844) 407-9500 (United States/Canada) or (862) 298-0850 (International). The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States /Canada), or (919) 882-2331 (International), PIN number: 33268.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built antenna systems, Industrial IoT devices, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, the impact of our transition plan for manufacturing inside and outside China, the anticipated demand for certain products including those related to public safety, the Industrial IoT,  5G and intelligent transportation, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s defined market segments, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. In addition, there is uncertainty about the spread of the COVID19 virus and the impact it will have on PCTEL’s operations, the demand for PCTEL’s products, global supply chains and economic activity in general.  These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2020 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOSenior Director, Corporate Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(301) 339-2105

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$7,094	$4,329
Short-term investment securities	32,556	30,870
Accounts receivable, net of allowances of $104 and $63 at December 31, 2019 and December 31, 2018, respectively	17,380	15,864
Inventories, net	11,935	12,848
Prepaid expenses and other assets	1,842	1,416
Total current assets	70,807	65,327

Property and equipment, net	11,985	12,138
Goodwill	3,332	3,332
Intangible assets, net	144	1,029
Other noncurrent assets	2,969	45
TOTAL ASSETS	$89,237	$81,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,190	$6,083
Accrued liabilities	9,382	5,801
Total current liabilities	12,572	11,884
Long-term liabilities	3,315	381
Total liabilities	15,887	12,265
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,611,289 and 18,271,249 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	19	18
Additional paid-in capital	133,954	133,859
Accumulated deficit	(60,305)	(64,055)
Accumulated other comprehensive loss	(318)	(216)
Total stockholders’ equity	73,350	69,606
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$89,237	$81,871

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

REVENUES	$22,897	$21,241	$90,617	$82,979
COST OF REVENUES	11,385	12,543	49,105	51,898
GROSS PROFIT	11,512	8,698	41,512	31,081
OPERATING EXPENSES:
Research and development	3,048	2,830	12,272	11,851
Sales and marketing	3,424	3,024	12,254	12,083
General and administrative	3,071	3,184	13,452	12,355
Amortization of intangible assets	49	85	219	418
Restructuring expenses	213	0	507	0
Total operating expenses	9,805	9,123	38,704	36,707
OPERATING INCOME (LOSS)	1,707	(425)	2,808	(5,626)
Other income, net	108	78	982	564
INCOME (LOSS) BEFORE INCOME TAXES	1,815	(347)	3,790	(5,062)
Expense (benefit) for income taxes	17	8,788	40	7,827
NET INCOME (LOSS)	$1,798	$(9,135)	$3,750	$(12,889)

Net Income (Loss) per Share:

Basic	$0.10	$(0.53)	$0.21	$(0.75)
Diluted	$0.10	$(0.53)	$0.21	$(0.75)

Weighted Average Shares:
Basic	18,034	17,361	17,853	17,186
Diluted	18,461	17,361	18,159	17,186

Cash dividend per share	$0.055	$0.055	$0.220	$0.220

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Year Ended December 31,
.	2019	2018

Operating Activities:
Net income (loss) from continuing operations	$3,750	$(12,889)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,870	2,806
Intangible asset amortization	885	1,084
Stock-based compensation	4,133	3,261
Loss on disposal/sale of property and equipment	97	19
Restructuring costs	(33)	(39)
Bad debt provision	(2)	265
Deferred tax provision	0	7,817
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,532)	2,362
Inventories	873	(336)
Prepaid expenses and other assets	385	198
Accounts payable	(2,841)	1,095
Income taxes payable	(22)	(3)
Other accrued liabilities	2,263	(1,657)
Deferred revenue	92	(40)
Net cash provided by operating activities	10,918	3,943
Investing Activities:
Capital expenditures	(2,263)	(2,754)
Proceeds from disposal of property and equipment	0	15
Purchase of investments	(48,245)	(44,591)
Redemptions/maturities of short-term investments	46,559	46,220
Net cash used in finance activities	(3,949)	(1,110)
Financing Activities:
Proceeds from issuance of common stock	1,183	686
Payment of withholding tax on stock-based compensation	(1,152)	(578)
Principle payments on finance leases	(99)	(125)
Cash dividends	(4,068)	(4,015)
Net cash used in financing activities	(4,136)	(4,032)

Net increase (decrease) in cash and cash equivalents	2,833	(1,199)
Effect of exchange rate changes on cash	(68)	(31)
Cash and cash equivalents, beginning of period	4,329	5,559
Cash and Cash Equivalents, End of Period	$7,094	$4,329

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended December 31, 2019				Year Ended December 31, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$15,143	$7,814	$(60)	$22,897	$62,708	$28,115	$(206)	$90,617

GROSS PROFIT	$5,699	$5,806	$7	$11,512	$21,841	$19,640	$31	$41,512

GROSS PROFIT %	37.6%	74.3%		50.3%	34.8%	69.9%		45.8%

	Three Months Ended December 31, 2018				Year Ended December 31, 2018
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,209	$5,042	$(10)	$21,241	$66,328	$16,733	$(82)	$82,979

GROSS PROFIT	$5,423	$3,257	$18	$8,698	$20,157	$10,883	$41	$31,081

GROSS PROFIT %	33.5%	64.6%		40.9%	30.4%	65.0%		37.5%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (loss)

		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018

	Operating Income (Loss)	$1,707	$(425)	$2,808	$(5,626)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	666	666
	-Operating expenses	49	85	219	418
	Restructuring	213	0	507	0
	Stock Compensation:
	-Cost of revenues	116	93	408	224
	-Engineering	145	158	652	620
	-Sales & marketing	151	114	673	576
	-General & administrative	475	324	2,401	1,841
		1,316	941	5,526	4,345
	Non-GAAP Operating Income (Loss)	$3,023	$516	$8,334	$(1,281)
	% of revenue	13.2%	2.4%	9.2%	-1.5%

Reconciliation of GAAP net loss to non-GAAP net income (loss)

		Three Months Ended December 31,		Year Ended December 31,
		2019	2018	2019	2018

	Net Income (Loss)	$1,798	$(9,135)	$3,750	$(12,889)

	Adjustments:
(a)	Non-GAAP adjustment to operating income (loss)	1,316	941	5,526	4,345
	Income Taxes	(233)	8,740	(705)	7,884
		1,083	9,681	4,821	12,229
	Non-GAAP Net Income (Loss)	$2,881	$546	$8,571	$(660)

	Non-GAAP Income (Loss) per Share:
	Basic	$0.16	$0.03	$0.48	$(0.04)
	Diluted	$0.16	$0.03	$0.47	$(0.04)

	Weighed Average Shares:
	Basic	18,034	17,361	17,853	17,186
	Diluted	18,461	17,361	18,159	17,186

This schedule reconciles the Company's GAAP operating income (loss) to its non-GAAP operating income (loss).  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income (loss) include the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Operating Income (Loss)	$1,707	$(425)	$2,808	$(5,626)

Add:
Depreciation and amortization	719	718	2,870	2,806
Intangible amortization	216	252	885	1,084
Restructuring expenses	213	0	507	0
Stock compensation expenses	887	689	4,134	3,261
Adjusted EBITDA	$3,742	$1,234	$11,204	$1,525
% of revenue	16.3%	5.8%	12.4%	1.8%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.